Exhibit 10.12
LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made this 24th day of February, 2006, by and between Litton Systems, Inc., a Delaware corporation (hereinafter referred to as “Licensor”), Simclar, Inc., a Delaware corporation, and Simclar Interconnect Technologies Inc., a Delaware corporation (hereinafter collectively referred to as “Licensee”).

RECITALS

WHEREAS, Licensor, Simclar Inc., and certain other parties are parties to that certain Share and Asset Purchase and Sale Agreement dated as of December 21, 2005 (the “Purchase Agreement”).

WHEREAS, Licensor and Licensee desire to enter into this Agreement in connection with the consummation of the transactions specified in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

SECTION 1. LICENSED PREMISES; USE; NO OFF-SET.

1.1 Licensor hereby licenses unto Licensee, and Licensee hereby licenses from Licensor, the premises consisting of that portion of the improvements located at 4811 W. Kearney, Springfield, Missouri, described in Exhibit A attached hereto and incorporated herein (“Licensed Premises”) and access to the common areas shared by Licensor and Licensee (“Common Areas”).

1.2 The Licensed Premises may be used and occupied for the operation of the Interconnect Technologies Assembly Business and Assets acquired by the Licensee, at the Licensed Premises that is consistent with the business practices of the Licensor at the Licensed Premises immediately prior to the date hereof (the “Business”) and for no other purpose unless Licensor provides prior written consent.

1.3 There shall be no abatement, off-set, diminution or reduction of License Fee payable by Licensee hereunder or of the other obligations of Licensee hereunder under any circumstance.

SECTION 2. TERM.

2.1 The term (“Term”) of this License shall commence on the date of this License (“Commencement Date”), and shall end on the earlier to occur of (i) midnight on the 30th day following written notice from Licensee of the termination hereof, or (ii) at midnight twelve months after the Commencement Date.

2.2 Licensee shall not have the right to renew or extend the Term of this License.

SECTION 3. LICENSE FEE.

3.1 During the Term, Licensee shall pay to Licensor monthly fixed license fee of seventy thousand dollars ($70,000) (“Fixed License Fee” or “License Fee”) payable on the first date of the Term and on the monthly anniversary thereafter. The License Fee includes Licensee’s allocable share of the costs for taxes, utilities, insurances, and other building carrying costs.

3.2 Intentionally Omitted.

3.3 All payments of License Fee (unless otherwise specified in this License) shall be made to Licensor at:

c/o Northrop Grumman Systems Corporation
1745 W. Nursery Road
M/S A465
Linthicum, MD 21090
Attn: Real Estate Manager

or such other place as Licensor may specify, from time to time, by written notice delivered to Licensee in accordance with Section 18.

SECTION 4. INTENTIONALLY OMITTED.

SECTION 5. CONDITION; MAINTENANCE.

5.1 Except as otherwise expressly set forth in this License, and without limiting any rights Licensee may have under the Purchase Agreement, no representations, statements, covenants or warranties, express or implied, have been made by or on behalf of Licensor in respect of the Licensed Premises, the status of title thereof, the physical condition thereof, the Laws applicable thereto, taxes or assessments, or the use that may be made of the Licensed Premises.

5.2 Licensor covenants and agrees, at its expense to keep, maintain and replace, if necessary, the foundations, the exterior paint, the plumbing system, the electrical system, septic systems or fields and drainage, the utility lines and connections to the Licensed Premises, the sprinkler mains, if any, and all structural elements and mechanical systems of all improvements located on the Licensed Premises, including, without limitation, the roof (and all interior elements if damaged by leakage), load-bearing and masonry walls and floor slabs, in a safe condition and otherwise in substantially the same condition as the Licensed Premises existed on the Commencement Date. Furthermore, Licensor shall make all material repairs to any HVAC systems located on the Licensed Premises. Licensee shall promptly advise Licensor in writing of any maintenance or repairs to the Licensed Premises that it determines to be necessary or advisable.

5.3 Licensor shall, at its cost and expense, (i) remove all accumulated snow, ice and debris from the Licensed Premises, (ii) perform and/or provide all cleaning, striping, paving, landscaping, lighting and security services with respect to the Licensed Premises, (iii) perform all preventative maintenance that would customarily be performed on all building and other property systems located on or in the Licensed Premises and (iv) maintain and repair all signage located in or on the Licensed Premises, in each case, so as to maintain the Licensed Premises, at all times during the Term, in a safe condition and otherwise in substantially the same condition that it exists on the Commencement Date.

5.4 Occupant shall, at its sole cost and expense, keep and maintain all interior spaces in the Licensed Premises to the extent not covered by the maintenance and repair obligations of Licensor under this Section 5, and shall keep and maintain all fixtures and mechanical equipment used by Occupant, in good order, condition, and repair.

SECTION 6. INSURANCE.

6.1 Licensee agrees to carry, at Licensee’s own cost and expense, during the term hereof, Commercial General Liability insurance on the Licensed Premises, naming Licensor as an additional insured providing coverage of not less than $5,000,000 Each Occurrence Limit, $100,000 Fire Damage Limit, $10,000 Medical Expense Limit, $1,000,000 Personal and Advertising Injury Limit, $10,000,000 General Aggregate Limit, and $2,000,000 Products-Completed Operations Aggregate Limit. The insurance required under this Section 6.1 may, at Licensee’s option, be effected by umbrella policies issued to Licensee that otherwise comply with the terms and conditions of this Section 6.

6.2 Licensor agrees to carry, at Licensor’s own cost and expense during the Term hereof, all risk property insurance covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring all buildings, improvements and betterments located at the Licensed Premises, and all appurtenances thereto (excluding Licensee’s Property) for the full replacement value thereof. Licensee shall not be named as an insured under, or have any right, title or interest in the proceeds of, such policy(ies).

6.3 Licensee agrees to carry, at Licensee’s sole cost and expense, during the term hereof, all risk property insurance covering fire and extended coverage, vandalism and malicious, mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring Licensee’s Property for the full replacement value thereof. Licensor agrees that it shall not have any right, title or interest in and to Licensee’s property insurance covering Licensee’s Property located on or within the Licensed Premises or any proceeds there from.

6.4 Licensor and Licensee and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard to the extent covered by such party’s insurance, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. This release, discharge and waiver shall not be effective to the extent the same violates such party’s insurance policy(ies) or if the such party’s insurance carrier charges an additional premium in order to provide such waiver and the party benefiting from the waiver does not agree to pay the additional premium.

6.5 Licensor and Licensee each shall ensure that any contractors performing work on the Licensed Premises on behalf of such party shall maintain Commercial General Liability insurance in an amount with a combined single limit of One Million Dollars ($1,000,000.00), with a reasonable deductible, for the benefit of Licensor and Licensee.

6.6 Upon written request of either party, the other party shall furnish the requesting party with certificates of the insurance which such party is required to carry under this Section. Such certificates shall provide that the insurer give the certificate holder at least thirty (30) days prior written notice of any cancellation or material amendment of the policy in question.

SECTION 7. INDEMNIFICATION.

7.1 Subject to the limitations set forth below, Licensee hereby indemnifies and holds Licensor and its officers, directors, stockholders, employees, affiliates and contractors harmless from and against any and all losses, claims, demands, liabilities, damages fines, costs and expenses (including reasonable attorneys’ fees and expenses) arising from Licensee’s use of the Licensed Premises whether during or after the Term or from any act permitted, or any omission to act, in or about the Licensed Premises by Licensee or its agents, employees or contractors during the term or from any breach or default by Licensee of this Agreement, or any accident, injury or damage occurring in, at or upon the Licensed Premises, except, in each case, to the extent any such claims, demands, liabilities or expenses are caused by Licensor’s negligence or willful misconduct. In the event any action or proceeding shall be brought against Licensor by reason of any such claim, demand, liability or expense. Licensee shall defend the same at Licensee’s expense by counsel selected by the insurance company (if covered by insurance) and otherwise by counsel reasonably satisfactory to Licensor. Notwithstanding the foregoing, nothing in this Agreement shall be construed to obligate Licensee to indemnify Licensor for such matters as Licensor has agreed to provide indemnification pursuant to the Purchase Agreement.

7.2 Licensee shall indemnify, defend and hold harmless Licensor against any fines, penalties, suits, claims, actions and costs (including, but not limited to, attorney’s fees and investigation or remediation costs) arising out of or in any way connected with any disposal, spill, discharge or release of Hazardous Materials, any violation, noncompliance or upset event (including, but not limited to, an exceedance of applicable wastewater discharge limits) or any act or omission by Licensee at any time during or as a result of Licensee’s use or occupancy of or operations at the Licensed Premises. For instance, Licensee shall indemnify, defend and hold harmless Licensor to the extent Licensee’s acts or omissions adversely impact or result in an increase in costs or remediation activities (including but not limited to in the event that Licensee causes a spill or release, Licensee communicates unilaterally with governmental authorities which triggers additional remediation activities, Licensee discharges wastewater to the wastewater treatment system that results in an exceedance of the wastewater discharge permit limits).

7.3 Licensor hereby indemnifies and holds Licensee and its officers, directors, stockholders, employees, affiliates and contractors harmless from and against any and all losses, claims, demands, liabilities, damages, fines, costs and expenses (including reasonable attorneys’ fees and expenses) arising from a breach or default by Licensor of its obligations hereunder or by reason of any negligence or wrongful act committed by Licensor or its agents, employees or contractors when any one of them has entered upon the Licensed Premises in accordance with the terms of this Agreement, except to the extent any such claims, demands, liabilities or expenses are caused by Licensee’s negligence or willful misconduct. Licensor shall indemnify, defend and hold harmless Occupant against any fines, penalties, suits, claims, actions and costs (including, but not limited to, attorney's fees and investigation or remediation costs) arising out of or in any way connected with any disposal, spill, discharge or release of Hazardous Substances, any violation, noncompliance or upset event (including, but not limited to, an exceedance of applicable wastewater discharge limits) or any act or omission by Licensor at any time during or as a result of Licensor's use or occupancy of or operations at the facility of which the Licensed Premises are a part. In the event any action or proceeding shall be brought against Licensee by reason of any such claim, demand, liability or expense, Licensor shall defend the same at Licensor’s expense by counsel selected by the insurance company (if covered by insurance) and otherwise by counsel reasonably satisfactory to Licensee. Notwithstanding the foregoing, nothing in this Agreement shall be construed to obligate Licensor to indemnify Licensee for such matters as Licensee has agreed to provide indemnification pursuant to the Purchase Agreement.

7.4 The foregoing provisions of this Section 7 are not intended to limit the rights of the parties under the Purchase Agreement, but shall be without double counting.

7.5 The provisions of this Section 7 shall survive the expiration or earlier termination of this Agreement.

SECTION 8. ASSIGNMENT AND SUBLETTING.

8.1 Licensee shall not have the right to sublet, assign or otherwise transfer its interest in this Agreement.

SECTION 9. REPAIR AFTER CASUALTY.

In the event the Licensed Premises is hereafter materially damaged or destroyed or rendered fully or partially unlicenseable for its accustomed use, by fire or other casualty, then this Agreement shall immediately terminate.

SECTION 10. EVENTS OF DEFAULT.

Any of the following shall be deemed an event of default by Licensee:

(a) Any failure by Licensee to pay the License Fee or make any other payment required to be made by Licensee hereunder within thirty (30) days after receipt of written notice from the Licensor; and

(b) A failure by Licensee to observe and perform any other provision of this Agreement to be observed or performed by the Licensee, where such failure continues for forty-five (45) days after written notice thereof by Licensor to Licensee, except that this forty-five (45) day period shall be extended for a reasonable period of time if such failure is not reasonably capable of cure within said forty-five (45) day period and Licensee proceeds to cure such default within such period; and

(c) If Licensee shall file a voluntary petition for relief under the United States bankruptcy code or if such petition is filed against it and an order for relief is entered, or if Licensee shall file any petition or answer seeking consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future United States bankruptcy code or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in or suffer the appointment of any trustee, receiver, custodian, signee, sequestrator, liquidator or other similar official of Licensee, or of all or any substantial part of its properties or of the Licensed Premises or any interest therein of Licensee; and

(d) If within ninety (90) days after the commencement of any proceeding against Licensee seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under the present or any future United States bankruptcy code or any other present or future applicable United States, state or other statute or law, such proceeding shall not have been dismissed; or if, within ninety (90) days after the appointment, without the consent or acquiescence of Licensee, of any trustee, receiver, custodian, assignee, sequestrator, liquidator or other similar official of Licensee or of all or any substantial part of its properties or of the Licensed Premises or any interest therein of Licensee, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within thirty (30) days after the expiration of any such stay, such appointment, shall not have been vacated.

SECTION 11. LICENSOR’S REMEDIES.

In the case of an event of default by Licensee hereunder (as defined in Section 10 above), Licensor shall have the right, at Licensor’s option, without further notice or demand of any kind to exercise any rights or remedies it may have at law or equity.

SECTION 12. LICENSOR’S DEFAULT.

If Licensor should default in the performance of any of its obligations under this Agreement for a period of more than thirty (30) days after receipt of written notice from Licensee specifying such default, or if such default is of a nature to require more than thirty (30) days to remedy and continues beyond the time reasonably necessary to cure such default (or Licensor has not undertaken procedures to cure such default within such thirty (30) day period or thereafter diligently pursued such procedures, subject to force majeure), Licensee may, in addition to any other remedy available at law or in equity, terminate this Agreement upon ninety (90) days notice (but without any right to damages as a result thereof) . Licensee agrees that nothing in this Agreement and no breach of this Agreement shall modify or limit any party’s obligations to make any payments that are required to be made pursuant to the Purchase Agreement.

SECTION 13. NO WAIVER OF DEFAULT.

No waiver by either party of any of the duties, obligations, covenants or conditions required to be performed by the other party under this Agreement and no waiver of any legal or equitable relief or remedy shall be implied by the failure of either party to assert any of its rights or to declare any forfeiture, and no waiver of any of said duties, obligations, covenants or conditions shall be valid unless it shall be signed in writing by the party against whom such waiver is claimed. In addition, no waiver of any particular right by either party shall be deemed to waive the assertion of that right or any other rights in the future.

SECTION 14. IMPROVEMENTS AND ALTERATIONS BY LICENSEE; LICENSEE’S PROPERTY.

14.1 Licensee shall not have the right, at any time during the Term, to make any alteration or improvement to the Licensed Premises or any improvement located thereon, except for non-material alterations which are non-structural, do not affect the roof, exterior or layout of the improvements on the Licensed Premises and do not affect the building systems or the value of the Licensed Premises or the operations or usability thereof and can be removed from the Licensed Premises with the Licensed Premises restored to its original condition without damage at the end of the Term. All improvements shall be performed in compliance with all applicable Laws. Licensee shall, upon Licensor’s request, remove any such installation at the end of the Term and restore the Licensed Premises its original condition without damage at the end of the Term.

14.2 Any trade fixtures, business equipment, inventory and other personal property now existing or hereafter installed by Licensee in or on the Licensed Premises, shall remain the property of the Licensee, subject to the provisions of Section 25. Licensee’s property in no event shall include the heating, air conditioning, ventilation, electrical, plumbing, sewer, fire protection, security or similar systems of the improvements located on the Licensed Premises. Licensor agrees that Licensee shall have the right but not the obligation, at any time and from time to time, to remove any and all of Licensee’s property. Licensee shall use commercially reasonable efforts to minimize any damage occasioned by the removal of Licensee’s property and shall repair, at its sole cost and expense, any such damage and shall leave the Licensed Premises in the condition specified in Section 25 at the expiration of the Term or the earlier termination of the Agreement in accordance herewith.

SECTION 15. COMPLIANCE WITH LAWS.

15.1 Licensee shall, throughout the term of this Agreement, and at Licensee’s sole cost and expense, promptly comply, or cause material compliance: (i) with all Laws including, without limitation, Environmental Laws (as defined in Section 16.6), whether present or future, foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Licensor and Licensee or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations, or additions, and irrespective of the cost thereof, which may be applicable to the Licensed Premises; and (ii) with all of the Permitted Encumbrances. For the purposes of this Agreement, the term “Laws” shall mean all laws, statutes and ordinances (including codes, approvals, permits and zoning regulations and ordinances) and the orders, rules, regulations, interpretations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, in each case, applicable to the Business, the Licensed Premises, the performance of Licensee’s obligations hereunder or Licensee’s use and/or occupation of the Licensed Premises or the performance of any work threat. Licensee shall obtain, and all times maintain in full force and effect at its own expense, all applicable and necessary certificates, approvals, registrations, licenses and permits, including but not limited to hazardous waste generator identification numbers (collectively the “Permits”) required in connection with the use and occupancy of the Licensed Premises. Licensee shall comply with all conditions, covenants and terms contained in the Permits.

15.2 Licensee shall comply with all policies and procedures of Licensor and its affiliates that apply to occupation and use of the Licensed Premises, to include environmental, security, information technology, computing and export control policies and procedures. Prior to the Commencement Date Licensor will provide to Licensee copies of such policies and procedures.

15.3 Licensee, at its sole cost and expense and after notice to Licensor, may contest by appropriate proceedings prosecuted diligently and in good faith, the legality or applicability of any Law affecting the Licensed Premises; provided, however, that and only for so long as (i) Licensor shall not be subject to imprisonment or to prosecution for a crime or to any civil fine or penalty, nor shall the Licensed Premises or any part thereof be subject to being condemned or vacated or otherwise at risk of forfeiture, nor shall the certificate of occupancy for the Licensed Premises (or any portion thereof) be suspended or threatened to be suspended by reason of noncompliance or by reason of such contest; (ii) Licensee shall indemnify Licensor against all loss, liabilities, damages, fines, penalties, interest, cost and expense resulting from or incurred by Licensor in connection with such contest or non-compliance (iii) Licensee shall, prior to commencement of any such contest, deliver to Licensor such other security as is reasonably satisfactory in all respects to Licensor with respect thereto (and upon reasonable request of Licensor, shall increase the amount of such security); and (iv) Licensee shall keep Licensor regularly advised as to the status of such proceedings.

15.4 No abatement, diminution or reduction in License Fee, or any other charges required to be paid by Licensee pursuant hereto shall be claimed by or allowed to Licensee for any inconvenience or interruption, cessation, or loss of business caused directly or indirectly, by any present or future Laws, or by priorities, rationing or curtailment of labor or materials, or by war, civil commotion, strikes or riots, or any manner or thing resulting therefrom, or by any other cause or causes beyond the control of Licensor or Licensee, nor shall this Agreement be affected by any such causes; and no diminution in the amount of the space used by Licensee caused by legally required changes in the construction, equipment, fixtures, motors, machinery, operation or use of the Licensed Premises shall entitle Licensee to any abatement, diminution or reduction of the rent or any other charges required to be paid by Licensee pursuant to the terms of this Agreement.

15.5 If Licensee receives notice of any violation of, or default under, any Laws, liens or other encumbrances applicable to the Business or the Licensed Premises, Licensee shall give prompt notice thereof to Licensor.

15.6 Nothing contained in this Section 15 is intended to limit the parties’ obligations under the Purchase Agreement with respect to the Licensed Premises.

SECTION 16. ENVIRONMENTAL MATTERS

16.1 Licensee shall, at its own expense, make all submissions to, provide all information required by, and comply with all requirements of, all Governmental Entities under Environmental Law as a result of Licensee’s use or occupancy of or operations at the Licensed Premises, (including but not limited to applicable submissions of RCRA hazardous waste, EPCRA Form R and Tier II reports). In no event shall Licensee (or its agents) be permitted to conduct any of the following activities: (i) intrusive environmental investigation, sampling or testing, or (ii) disclosure, report or other communication to any Governmental Entity (as hereinafter defined) or other third party regarding any environmental conditions at, on, under, within or migrating to or from the Licensed Premises; in each case except where such activities are (a) required by Environmental Law (as hereinafter defined) or (b) a necessary immediate response to an emergency or threat to human health.

16.2 Licensee covenants that Licensee shall not bring, keep, use, store, treat, handle, dispose of, transport, or maintain Hazardous Materials (as hereinafter defined) on or about the Licensed Premised, other than those Hazardous Materials customarily used by Licensee in the ordinary course of the Business (and then only in customary quantities, in compliance with all Environmental Laws and in a safe and orderly manner).

16.3 Upon request by Licensor, Licensee shall provide Licensor with copies of any non-privileged environmental permits, approvals, registrations, licenses, reports or filings prepared by or for Licensee related to licensee use or occupancy of or operations at the Licensed Premises. Licensee shall immediately notify Licensor of:

•
Any release or discharge of any Hazardous Substance resulting from its use or occupancy of the Licensed Premises, whether or not the release is in a quantity that would require under law the reporting of such release to a Governmental Entity.

•	Any notice of a violation or a potential or alleged violation of any Environmental Law or regulation that is received by Licensee from any Governmental Entity.

•	Any inspection by a Governmental Entity of the Licensed Premises.

•
Any inquiry, investigation, enforcement, cleanup, removal or other action that is instituted or threatened by a Governmental Entity against Licensee that relates to the release or discharge of Hazardous Materials at, on, under or from the Premises.

•	Any claim that is instituted or threatened by any third-party against Licensee that relates to any release or discharge of Hazardous Materials at, on, under or from the Licensed Premises.

•	Any notice of the loss of any environmental permit by Licensee.

16.4 Licensor shall have the right, during the Term , to enter the Licensed Premises for purposes of conducting environmental investigations (which investigations are likely to include extensive collection of sub-slab soil and groundwater samples) and remediation activities (which remediation activities may require relocation of Licensee’s operations). Licensee acknowledges, understands, and agrees that, if Licensor is required to perform any remediation activities at, in, on or under the Licensed Premises, Licensor shall be authorized to enter the Licensed Premises to perform and control any such remediation activities. Licensee further acknowledges, understands and agrees that such required access may include access to interior or exterior locations for purposes of: sampling soil, groundwater, air or other environmental media; installation of groundwater monitoring wells; excavation of soil; treatment of soil or implementation of other remediation systems, equipment or activities or for other purposes required in furtherance of Licensor’s remediation activities. Licensee assumes, releases and waives any claims, actions, losses or damages that it has or may have against Licensor with respect to any remediation activities including business interruption or any other damages resulting from Licensor’s performance of any remediation activities.

16.5 Licensee shall cooperate with Licensor, as Licensor deems necessary, with the performance of Licensor’s remediation activities and Licensee, its employees, agents, contractors, subcontractors and representatives shall not interfere with the performance of Licensor’s remediation activities. In the event that it is necessary for anyone to communicate or negotiate with any third-party or Governmental Entity regarding historic environmental impacts or investigation/remediation activities at the site, Licensee agrees that Licensor shall solely conduct such communications or negotiations, at Licensor’s sole discretion, with such third-party or Governmental Entity. Licensee acknowledges, understands, and agrees that it shall not be permitted to participate in any communications or negotiations with any third-party or Government Entity regarding historic environmental impacts or investigation/remediation activities at or related to the site. Licensee shall not conduct any sampling, without Licensor’s prior written consent, which consent may be withheld in Licensor’s sole discretion.

16.6 For the purposes of this Agreement (i)”Environmental Laws” means all Laws and common law relating to pollution or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials; (ii) “Hazardous Materials” means any wastes, substances, or materials (whether solids, liquids or gases) that are now or hereafter defined or listed by a Governmental Entity as hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as “hazardous wastes,” “hazardous substances,” or “toxic substances” under any Environmental Laws and also including, without limitation, polychlorinated biphenyls (PCBs), asbestos, lead-based paints, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof); and (iii) “Governmental Entity” shall mean any United States or non-United States governmental, quasi-governmental or regulatory authority.

(a) Licensor will allow for Licensee to discharge its wastewater into Licensor’s wastewater treatment system. Licensee’s discharge shall be consistent with the nature and volume of wastewater discharged by the ITD Assembly Business immediately prior to the Commencement Date, and Licensee shall not change the volume or nature of its wastewater discharge without the prior written approval of Licensor. Licensor shall have the right to take samples of Licensee’s wastewater discharge and set limitations restricting the volume and nature of the wastewater Licensee is allowed to discharge into Licensor’s wastewater treatment system.

16.7 Licensor shall have the right, but not the obligation, to undertake the investigation and/or remediation of any release by Licensee of any Hazardous Substance and Licensee shall indemnify Licensor for all costs associated with such investigation and remediation. If Licensor waives its rights to undertake investigation and/or remediation, Licensee shall immediately investigate and remediate the release to conditions which existed prior to the release.

SECTION 17. WAIVER OF LICENSOR’S LIEN.

Licensor hereby waives any contractual, statutory or other Licensor’s lien which may exist in Licensee’s Property, and Licensor hereby agrees to execute a Licensor lien waiver agreement in favor of Licensee’s lender in form and substance reasonably satisfactory to such lender and Licensor.

SECTION 18. NOTICES.

All notices, statements and other communications to be given under the terms of this License shall (a) be in writing, (b) contain a reference to the date of this License and the parties hereto, (c) contain the property address, (d) be deemed given upon actual receipt (or refusal) with proof of delivery, and (e) be sent by (i) certified or registered U.S. mail, return receipt requested, postage prepaid or (ii) reputable overnight courier service, and addressed as follows, or at such other address as from time to time designated in writing in accordance herewith by the party to receive the notice:

If to the Licensee:

Simclar Interconnect Technologies, Inc.
2230 West 77th Street
Hialeah, FL 33016
Attention: President

Porter, Wright, Morris & Arthur, LLP
41 South High Street
(Suite 2800)
Columbus, Ohio 43215
Attention: William J. Kelly, Jr., Esq.

If to the Licensor:

Litton Systems Inc.
c/o Northrop Grumman Corporation
1840 Century Park East
Los Angeles, CA 90067-2199
Attention: Real Estate Department - Legal Notices

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: David N. Shine, Esq.

Licensor and Licensee acknowledge and agree that any Notice from their respective counsel identified above, or such other counsel as may be specified in writing from time to time and delivered to the other party pursuant to this Section, shall constitute a Notice from the party whom such counsel represents.

SECTION 19. APPLICABLE LAW AND CONSTRUCTION; NO PARTNERSHIP.

The laws of the state in which the Licensed Premises is located shall govern the validity, performance and enforcement of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated in this Agreement and this Agreement may be modified or altered only by an agreement in writing between the parties. This Agreement has been negotiated by Licensor and Licensee and the Agreement, together with all of the terms and provisions hereof, shall not be deemed to have been prepared by either Licensor or Licensee, but by both equally. This Agreement shall not create any partnership, venture or other common enterprise between Licensor and Licensee.

SECTION 20. VARIATIONS IN PRONOUNS; CAPTIONS.

All of the terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, as if words had been fully and properly written in such number and gender. Any paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed to be part of the context of this Agreement.

SECTION 21. BINDING EFECT OF AGREEMENT.

Except as otherwise provided herein, this Agreement and all of the covenants, conditions, provisions and restrictions contained herein shall inure to the benefit of and be binding upon the permitted successors and assigns of both the Licensor and Licensee.

SECTION 22. LICENSOR’S ACCESS.

Upon reasonable prior written notice delivered to Licensee in no event less than twenty-four (24) hours in advance (except in the case of an emergency), Licensor may enter the Licensed Premises during Licensee’s normal business hours for purposes of inspection (including, without limitation, environmental investigations), or to observe Licensee’s operations for purposes of assessing and confirming compliance with all applicable Environmental Laws and other applicable policies and procedures of Licensor and its affiliates, to show the Licensed Premises to prospective purchasers and lenders, or to exercise any of its rights or to perform any of its obligations hereunder, including, without limitation, Licensor’s right of self help under Section 24. Licensor shall endeavor to exercise any right of access provided hereunder in a manner that does not unreasonably interfere with conduct of the Business at the Licensed Premises, but the foregoing shall not require Licensor to utilize overtime labor or incur material additional costs.

SECTION 23. FORCE MAJEURE.

In the event either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Agreement by reason of adverse weather conditions, strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, prohibitive Laws, insurrection, war or other reason of a like nature which is not the fault of the party delayed in performing such act, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not (a) operate to excuse Licensee from prompt payment of any License Fee or any other payments; or (b) be applicable to delays or non-performance resulting from the inability of a party to obtain financing or to proceed with its obligations under this Agreement because of a lack of funds.

SECTION 24. LICENSOR’S RIGHTS TO PERFORM LICENSEE’S COVENANTS

24.1 If Licensee shall default in the performance of any of Licensee’s obligations under this Agreement, Licensor, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Licensee, without notice in any case of emergency, and, in any other case, if such default continues after the expiration of the applicable cure period set forth herein, if any.

24.2 Licensee, within thirty (30) days after demand (which shall include copies of all invoices or other evidence of amounts incurred by Licensor), shall reimburse Licensor for all expenses incurred by Licensor (including reasonable attorneys’ fees) pursuant to, or in connection with (a) any performance by Licensor for the account of Licensee pursuant to Section 24.1 or (b) successfully collecting or endeavoring to collect rent or any component thereof, or enforcing or endeavoring to enforce any of Licensor’s rights against Licensee hereunder or any of Licensee’s obligations hereunder, together, in either case, with interest thereon, at the Interest Rate, from the date that such expenses were incurred by Licensor to the date that the same are reimbursed to Licensor by Licensee.

SECTION 25. END OF TERM.

Licensee shall, upon the expiration of the Term or any earlier termination of this Agreement in accordance herewith, surrender to Licensor the Licensed Premises and all alteration, improvements and other additions which may be made or installed by either party to, in, upon or about the Licensed Premises, other than Licensee’s Property which shall remain the property of Licensee and which Licensee shall immediately remove at its own expense. In connection therewith, Licensee shall use commercially reasonable efforts to minimize any damage occasioned by the removal of Licensee’s Property and shall repair, at its sole cost and expense, any such damage and shall leave the Licensed Premises in substantially the same condition as existed on the Commencement Date, free of debris, normal wear and tear and damage from casualty and condemnation excepted. Notwithstanding the foregoing, any items of Licensee’s Property which remain in the Licensed Premises after the expiration of the Term, or more than fifteen (15) days after an earlier termination of this Agreement, may, at the option of Licensor, be deemed to have been abandoned, and may be retained by Licensor as its property or disposed of by Licensor, without accountability, in such manner as Licensor shall determine and at Licensee’s sole cost and expense. At the end of the Term, Licensee shall, upon Licensor’s request, remove any installation made to the Licensed Premises by Licensee or on behalf of Licensee and restore the Licensed Premises to substantially the same condition as existed on the Commencement Date, normal wear and tear and damage from casualty and condemnation excepted.

SECTION 26. LICENSOR NOT LIABLE FOR INJURY OR DAMAGE, ETC.

Neither Licensor nor any of its shareholders, principals, officers, directors, agents, employees, consultants or contractors shall in any event whatsoever, except to the extent caused by its own gross negligence or willful misconduct during the Term (but in such case only to the extent that the liability is in excess of the limits of the insurance coverage, or is excluded from the insurance coverage, required to be carried by Licensee hereunder), be liable for any injury, damage or loss to Licensee, or any person claiming by, through or under Licensee, or any other person happening on, in or about the Licensed Premises and its appurtenances (including, without limitation, street and sidewalk areas) nor for any injury or damage to the Licensed Premises or to any property belonging to Licensee, or any person claiming by, through or under Licensee, or any other person, which may be caused by or result from (i) any fire or other casualty, (ii) any action of wind, water, lightning or any other of the elements, (iii) any use, misuse or abuse of the improvements located on the Licensed Premises, or to other acts or negligence of Licensee, any licensee, invitee or contractor of Licensee, or any other person happening on, in or about the Licensed Premises and its appurtenances (including, without limitation, street and sidewalk areas), (iv) the condition of the Licensed Premises or any defect therein or any equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at, upon or about the Licensed Premises, or any leakage, bursting or breaking up of the same, (v) any failure or defect of water, heat, gas, chilled water, steam, electric light or power supply, or of any apparatus, machinery or appliance in connection therewith, (vi) any gasoline, oil, steam, gas, electricity, chemicals, hazardous or toxic materials or substances, water, rain, snow or mud which may leak, run or flow from the river, roadways, streets, subsurface areas and machinery, wiring, apparatus or appliance whatsoever, now or hereafter situate in, at, upon, about or in the vicinity of the Licensed Premises, or (vii) any other cause whatsoever. The foregoing provisions of this Section 26 are not intended to limit the rights of the parties under the Purchase Agreement.

SECTION 27. INTENTIONALLY OMITTED.

SECTION 28. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, including signatures by facsimile, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

SECTION 29. NO WAIVER OF RIGHTS UNDER THE PURCHASE AGREEMENT.

Nothing in this Agreement shall be deemed to be a waiver of, a limitation on or otherwise affect the rights or powers of Licensor or Licensee (or any of its affiliates) under the Purchase Agreement, and each right and power of Licensor or Licensee set forth herein shall be in addition to and cumulative of all rights and powers of Licensor or Licensee (or any of its affiliates) under the Purchase Agreement.

SECTION 30. NO CONSEQUENTIAL DAMAGES.

In no event shall Licensor ever be liable to Licensee for consequential or incidental damages, including, without limitation, claims regarding loss of income.

* * * * * *

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

SIMCLAR, INC.

By: /s/ Barry Pardon
Name: Barry Pardon
Title: President

LICENSEE:

SIMCLAR INTERCONNECT TECHNOLOGIES, INC.

By: /s/ Barry Pardon
Name: Barry Pardon
Title: President

LICENSOR:

LITTON SYSTEMS, INC.

By: /s/ David Strode
Name: David H. Strode
Title: Assistant Treasurer

EXHIBIT A

Description of Licensed Premises

(See Attached)